Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD RAISES COMMON STOCK DIVIDEND TO $0.28 PER SHARE

DENVER, COLORADO. NOVEMBER 14, 2007: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), the leading publicly-traded precious metals royalty company, today announced that its Board of Directors increased the Company’s annual dividend for its shares of common stock from $0.26 to $0.28, payable on a quarterly basis of $0.07 per share. Royal Gold has steadily increased its annual dividend since it first issued a $0.05 annual payment for calendar year 2000.

The Board also declared the dividend of $0.07 per share will be payable on January 18, 2008, to shareholders of record at the close of business on January 4, 2008.

Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

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